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                                                                    EXHIBIT 99.1



July 6, 2004

The UniMark Group, Inc.
124 McMakin Road
Bartonville, Texas 76226
Attn: Chairman of the Board of Directors

I hereby resign as a member of the Audit Committee and the Board of Directors of The UniMark Group, Inc. as of the date hereof.

Sincerely,

/s/ Iain Aitken

Iain Aitken